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                                                                      EXHIBIT 23




                   CONSENTS OF INDEPENDENT PUBLIC ACCOUNTANTS




      We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 33- 54183) of our report dated January 27, 1995, on our audit of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1994, and for the year then ended, which report is included in this Annual Report on Form 10-K.





                                       Coopers & Lybrand L.L.P.

Parsippany, New Jersey
March 13, 1995





      We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 33- 54183) of our report dated February 7, 1994, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1993, and for each of the two years in the period ended December 31, 1993, which report is included in this Annual Report on Form 10-K.




                                       Arthur Andersen LLP



New York, New York
March 13, 1995





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